FIRST INVESTORS SERIES FUND II, INC.



                        A Maryland Corporation



                       Articles of Incorporation

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                           Table of Contents


     Page

     ARTICLE I      Sole Incorporator . . . . . . . . . . . . . .  1

     ARTICLE II     Corporation Name. . . . . . . . . . . . . . .  1

     ARTICLE III    Perpetual Duration. . . . . . . . . . . . . .  1

     ARTICLE IV     Purposes of Corporation . . . . . . . . . . .  1

     ARTICLE V      Address and Resident Agent. . . . . . . . . .  4

     ARTICLE VI     Stock and Stockholder Rights. . . . . . . . .  4

                    6.1.  Capital Stock . . . . . . . . . . . . .  4
                    6.2.  Establishment of Series . . . . . . . .  5
                    6.3.  Dividends . . . . . . . . . . . . . . .  5
                    6.4.  Assets and Liabilities of Series. . . .  6
                    6.5.  Voting. . . . . . . . . . . . . . . . .  7
                    6.6.  Redemption by Stockholders. . . . . . .  7
                    6.7.  Net Asset Value per Share . . . . . . .  8
                    6.8.  Redemption by the Corporation . . . . .  8

     ARTICLE VII    Issuance of Stock . . . . . . . . . . . . . .  9

                    7.1.  Issuance of New Stock. . . . . . . . .   9
                    7.2.  Fractional Shares . . . . . . . . . . .  9

     ARTICLE VIII   Shareholder Meetings. . . . . . . . . . . . .  9

     ARTICLE IX     Board of Directors. . . . . . . . . . . . . . 10

                    9.1.  Board of Directors. . . . . . . . . . . 10
                    9.2.  By-Laws . . . . . . . . . . . . . . . . 10

     ARTICLE X      Contracts . . . . . . . . . . . . . . . . . . 10

                    10.1. General . . . . . . . . . . . . . . . . 10
                    10.2. Contracts with Affiliated Persons . . . 11

     ARTICLE XI     Liability and Indemnification . . . . . . . . 11

                    11.1. Limitation on Liability . . . . . . . . 11
                    11.2. Indemnification . . . . . . . . . . . . 11
                    11.3. Repeal or Modification. . . . . . . . . 11

     ARTICLE XII    Amendment of Articles . . . . . . . . . . . . 12


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                       ARTICLES OF INCORPORATION

                                  OF

                 FIRST INVESTORS SERIES FUND II, INC.



          FIRST:    SOLE INCORPORATOR.  The undersigned, Robert
     J. Zutz, whose post office address is South Lobby - Ninth Floor, 1800 M Street, N.W., Washington, D.C. 20036, being at least eighteen years of age, under and by virtue of the

     General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

          SECOND:   CORPORATION NAME.  The name of the
     corporation is: FIRST INVESTORS SERIES FUND II, INC.
     (hereinafter called the "Corporation").

          THIRD:    PERPETUAL DURATION.  The duration of the
     Corporation shall be perpetual.

          FOURTH:   PURPOSES OF CORPORATION.  The purposes for
     which the Corporation is formed are to act as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:

          (a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase, subscribe for or sell the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or nonnegotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which

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               term "issuer" shall, for the purpose of these Articles of
               Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof, including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

          (b) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

          (c) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

          (d) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation, as its Board of Directors may determine.

          (e) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the

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               State of Maryland, by the 1940 Act and by these Articles
               of Incorporation.

          (f) To conduct its business in all branches at one or more offices in any part of the world, without restriction or limit as to extent.

          (g) To exercise and enjoy, in any states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

          (h) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

          Incident to meeting the purposes specified above, the Corporation also shall have the power:

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          (a)  To acquire (by purchase, lease or otherwise) and
               to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

          (b) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

          (c) To buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts, options on futures contracts related thereto and forward contracts, subject to any applicable provisions of law.

          FIFTH: ADDRESS AND RESIDENT AGENT. The post office address of the principal office of the Corporation in this State is The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this State is Prentice-Hall Corporation System, Maryland, a corporation of the State of Maryland, and the post office address of the resident agent is 1123 North Eutaw Street, Baltimore, Maryland 21201.

          SIXTH:  STOCK AND STOCKHOLDER RIGHTS.

          Section 6.1. Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is four hundred million (400,000,000) shares, one tenth of one cent ($.001) par value per share ("Shares"), having an aggregate par value of $400,000. The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In the event of establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation, and except that expenses allocated to the Class of a Series may be borne solely by such Class as shall be determined by the Board of Directors and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series may be

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     charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of each Class or Series. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

          The Board of Directors is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued Shares of the Corporation in separate Series or Classes. The shares of said Series or Classes shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation that the Corporation proposes to issue or reissue.

          Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series, and to classify and reclassify any unissued Shares, there are hereby established and classified, one Series of stock comprising seventy-five million (75,000,000) Shares.

          The Corporation shall have authority to issue any additional shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.




          Section 6.2. Establishment of Series or Class. The establishment of any Series or Class, in addition to those established in Section 6.1 hereof, shall be effective upon the adoption of a resolution by a majority of the then Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may by a majority vote abolish that Series or Class and the establishment and designation thereof.

          Section 6.3.  Dividends.  Dividends and distributions
     on Shares with respect to each Series or Class may be declared and

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     paid with such frequency, in such form and in such amount as the
     Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

          All dividends and distributions on Shares of each Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

          The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the Corporation, for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation, or any Series of the Corporation, for such tax.

          Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 6.7.

          Section 6.4. Assets and Liabilities of Series. All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Board of Directors between and among one or more of the Series in such manner as the Board of Directors, in its sole discretion, deems fair and

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     equitable.  Each such allocation shall be conclusive and binding upon the stockholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series or Class thereof shall be borne by that Series or Class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the stockholders of all Series or Classes for all purposes.

          Section 6.5. Voting. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each Share and fractional votes for fractional Shares standing in his name on the books of the Corporation; provided, however, that when required by the 1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the stockholders of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the number of full and fractional Shares of the Series or Class standing in his name on the books of the Corporation. The presence in person or by proxy of the holders of one-third of the Shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series or Class shall vote as a Series or Class, then one-third of the aggregate number of Shares of capital stock of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

          Section 6.6. Redemption by Stockholders. Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares at a redemption price per Share equal to the net asset value per Share as of such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 6.7) after receipt by the Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933. The Board of Directors may specify conditions, prices, and places of


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     redemption, and may specify binding requirements for the
     proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the 1940 Act. The Corporation reserves the right, upon 60 days' notice, to reduce the redemption price in certain circumstances by an amount not in excess of 1% of net asset value of the shares to be redeemed.

          Section 6.7. Net Asset Value per Share. The net asset value of each Share of the Corporation, or each Series or Class, shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the Series (being the value of the assets of the Corporation or of the particular Series less its actual and accrued liabilities exclusive of capital stock and surplus), by the total number of Shares of the Corporation, or of the Series. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate and shall include any expenses allocated to a specific Series or Class thereof. The Board of Directors shall have the power and duty to determine the net asset value per Share at such times and by such methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's investment adviser, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation.

          Section 6.8. Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one stockholder having an aggregate current net asset value of less than one thousand dollars ($1,000). No such redemption shall be effected unless the Corporation has given the stockholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his Shares to one thousand dollars ($1,000). Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price, in any permissible form, to be made to the holder of Shares so redeemed. The Board of Directors may by a majority vote establish from time to time

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     amounts less than one thousand dollars ($1,000) at which the
     Corporation will redeem Shares pursuant to this Section.

          SEVENTH:  ISSUANCE OF STOCK.

          Section 7.1. Issuance of New Stock. The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing stockholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to stockholders, for a consideration (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value next determined after such orders are received by a dealer with whom such underwriter has a sales agreement or
     (b) the net asset value determined at a later time.

          Section 7.2. Fractional Shares. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the By-Laws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

          EIGHTH: SHAREHOLDER MEETINGS. Except as otherwise required by law, a majority of all the votes cast at a stockholders' meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all Series or Classes (or of any Series or Class entitled to vote thereon as a separate Series or Class) to take or authorize any action, in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate

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     number of Shares entitled to vote thereon (or of a
     majority of the aggregate number of Shares of a Series or Class entitled to vote thereon as a separate Series or Class). The right to cumulate votes in the election of directors is expressly prohibited.

          NINTH:  BOARD OF DIRECTORS.

          Section 9.1. Board of Directors. All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation, or by the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors. The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the By-Laws of the Corporation, provided that after stock is issued to more than one stockholder, such number shall not be less than three. Except as provided in the By-Laws, the election of directors may be conducted in any way approved at the meeting (whether of stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The names of the persons who shall act as initial directors until stock is issued to more than one stockholder or the first meeting of stockholders, whichever shall occur earlier, and until their successors have been duly chosen and qualified are David D. Grayson and Glenn O. Head.

          Section 9.2. By-Laws. Except as may otherwise be provided in the By-Laws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal By-Laws or to adopt new By-Laws of the Corporation, without any action on the part of the stockholders; but the By-Laws made by the Board of Directors and the power so conferred may be altered or repealed by the stockholders.

          TENTH:  CONTRACTS.

          Section 10.1. General. The Board of Directors may in its discretion from time to time enter into an exclusive or nonexclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party or parties as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management

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

     contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

          Section 10.2. Contracts with Affiliated Persons. Any contract of the character described in Section 10.1 or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, stockholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article TENTH. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to
     Section 10.1 above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this
     Section 10.2.

          ELEVENTH:  LIABILITY AND INDEMNIFICATION.

          Section 11.1. Limitation on Liability. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) as currently in effect or as it may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

          Section 11.2. Indemnification. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) currently in effect or as it may hereafter be amended, the Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee, partner, trustee or agent or in similar capacities for other entities.

          Section 11.3. Repeal or Modification. No repeal or modification of this Article ELEVENTH by the stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article ELEVENTH, shall repeal or narrow any limitation on

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

     the liability of any director or officer of the Corporation or right of indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

          TWELFTH: AMENDMENT OF ARTICLES. The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation may be adopted at either an annual or special meeting of the stockholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon. The Board of Directors may, without a shareholder vote, order the filing of Articles supplementary increasing or decreasing the aggregate number of Shares or the number of Shares of any class that the Corporation has authority to issue, establishing new classes and describing the Shares thereof.


          IN WITNESS WHEREOF, the undersigned incorporator of FIRST INVESTORS SERIES FUND II, INC. has executed the foregoing Articles of Incorporation and hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information, and belief, the matters and facts set forth therein are true in all material respects under the penalties of perjury.



          On the 31st day of March, 1992.



     WITNESS:


     /s/ Michael S. Smith               /s/ Robert J. Zutz
     ______________________________     ______________________________
     Michael S. Smith                   Robert J. Zutz


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